Exhibit 10

FIRST ADMENDMENT TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that this is the First Amendment to the Second Amended and Restated Employment Agreement (the “Agreement”) by and between COOPER TIRE & RUBBER COMPANY, a Delaware corporation with its principal office at 701 Lima Avenue, Findlay, Ohio 45840 (the “Company”) and Thomas A. Dattilo, an individual residing at 26730 West River Road, Perrysburg, Ohio 43551 (the “Executive”), which Agreement was made and entered into on the 6th day of February, 2002.

WITNESSETH:

WHEREAS, the Company and the Executive entered into the Agreement on February 6, 2002, and now wish to amend the Agreement to add certain provisions to Paragraph 5 and 6 thereof.

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained therein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Executive hereby amend the Agreement to add the following:

1.	Paragraph 5 of the Agreement is hereby amended to add the following as a new subparagraph (f):

The payment under Paragraph 11, which shall be determined as if the Executive’s employment had terminated as of the last day of the Term.

2.	Paragraph 6 of the Agreement is hereby amended to add the following, as new subparagraph (d):

The payment under Paragraph 11, which shall be determined as if the Executive’s employment had terminated as of the last day of the Term.

3.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties do hereby execute this Agreement on the 18th day of July, 2003.

COOPER TIRE & RUBBER COMPANY

By: /S/ P. G. Weaver Philip G. Weaver Title: Vice President and Chief Financial Officer

/S/ T. A. Dattilo Thomas A. Dattilo

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